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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 7, 2005

                                LIGHTBRIDGE, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         DELAWARE                  000-21319                    04-3065140
(STATE OR OTHER JURISDIC-         (COMMISSION                  (IRS EMPLOYER
  TION OF INCORPORATION)           FILE NUMBER)              IDENTIFICATION NO.)

               30 CORPORATE DRIVE, BURLINGTON, MASSACHUSETTS 01803 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (781) 359-4000

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

[ ] WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

[ ] SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)

[ ] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))

[ ] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 10, 2005, Lightbridge, Inc., a Delaware corporation ("Lightbridge" or the "Company"), announced the appointment of Robert E. Donahue as its President and Chief Executive Officer.

On January 7, 2005, Lightbridge, Inc. entered into an Employment Agreement with Mr. Donahue, which provides for payment of an annual base salary of $395,000 and a bonus of up to 100% of base salary upon achievement of goals and objectives established annually by the Compensation Committee of the Company's Board of Directors. The Employment Agreement also provides that the Company shall nominate and recommend to its stockholders the election of Mr. Donahue as a member of the Company's Board of Directors.

The Employment Agreement provides for two stock option grants, the first for 250,000 shares, and the second for 150,000 shares. Each stock option has an exercise price of $6.11 per share. The 250,000 share option vests over four years: 10% on grant, 3.75% per quarter during year one, and 6.25% per quarter during years two through four. The 150,000 share option vests 1/3 of the shares upon achievement of each of $12.50, $15.00 and $17.50 average share price within four years of grant and during Mr. Donahue's employment by the Company.

The Employment Agreement provides for payment of twelve months' salary (plus specified benefit continuation costs) in the event of Mr. Donahue's termination without cause (as defined in the Employment Agreement), for one year's acceleration of the first option above and for the right to continue to exercise the first and second option above, to the extent each is vested, until 90 days following the end of the salary continuation period. In the event that within two years following a change of control(as defined in the Employment
Agreement), Mr. Donahue's employment is terminated without cause or Mr. Donahue terminates his employment for good reason (as defined in the Employment Agreement), the Employment Agreement provides for the payment of one and half times Mr. Donahue's base salary and one and a half times his prior year's bonus, for acceleration of vesting of any unvested shares under the first option above and under the 300,000 share option granted to Mr. Donahue in August 2004 and for payment of specified benefit continuation costs for eighteen months.

On January 7, 2005, Lightbridge, Inc. entered into a Separation Agreement and Release with Judith Dumont, its former President of Telecommunications Decisioning Services. The Agreement provides for (i) the termination of Ms. Dumont's employment effective January 31, 2005, (ii) the payment of Ms. Dumont's base salary for a period of up to eleven (11) months after the termination of her employment (iii) outplacement assistance of up to $10,000; (iv) the extension of the time to exercise any vested options through May 1, 2005; and
(v) certain other benefits and restrictions as set forth in the Agreement.

On January 13, 2005, Lightbridge announced the departure of Judith Dumont, President of Telecommunications Decisioning Services, effective January 31, 2005.

      A copy of the press release issued by Lightbridge on January 10, 2005 entitled "Lightbridge Appoints Robert Donahue President and Chief Executive Officer" and the press release issued by Lightbridge on January 13, 2005 entitled "Lightbridge Announces Departure of Judith Dumont" are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

  (c) EXHIBITS.

            10.1 Employment Agreement dated January 7, 2005 between Lightbridge, Inc. and Robert E. Donahue.

            10.2 Notice of Stock Option Grant for 250,000 shares of common stock of Lightbridge, Inc., granted to Robert E. Donahue on January 7, 2005.

            10.3 Notice of Stock Option Grant for 150,000 shares of common stock of Lightbridge, Inc., granted to Robert E. Donahue on January 7, 2005.

            10.4 Separation Agreement and Release dated December 30, 2004 between Lightbridge, Inc. and Judith Dumont.

            99.1 Press release dated January 10, 2005 entitled "Lightbridge Appoints Robert Donahue President and Chief Executive Officer."

            99.2 Press release dated January 13, 2005 entitled "Lightbridge Announces Departure of Judith Dumont."

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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                                     LIGHTBRIDGE, INC.
                                     By: /s/ Timothy C. O'Brien
                                     ----------------------
                                     Timothy C. O'Brien
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer and Treasurer

January 13, 2005